TRUST AGREEMENT

          THIS AGREEMENT is made as of the 30th day of June, 2000.


AMONG:            EDWARDS LIFESCIENCES LLC, a Delaware
                  limited liability company (hereinafter called a "Shareholder" or the "First Shareholder")

                                      -and-

                  EDWARDS LIFESCIENCES (U.S.) INC.,
                  a Delaware corporation (hereinafter called a "Shareholder" or the "Second Shareholder", and together with the First Shareholder, the "Shareholders")

                                     -and-

                  WORLD HEART CORPORATION, a corporation incorporated under the laws of the Province of Ontario
                  (hereinafter called the "Company")

                                      -and-

                  CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada (hereinafter called the "Trustee").

          WHEREAS there are issued and outstanding 4,981,128 shares of Series A Cumulative Participating Preferred Stock of World Heart Inc. ("WorldHeart US"), the Company's wholly-owned Delaware subsidiary (the "Exchangeable Shares") and 1,374,570 Series A convertible preferred shares of the Company (the "Convertible Shares" and, together with the Exchangeable Shares, the "Edwards Shares");

          AND WHEREAS the First Shareholder owns all of the Exchangeable Shares and the Second Shareholder owns all of the Convertible Shares;

          AND WHEREAS the Common Shares issuable upon the exchange of the Exchangeable Shares and the conversion of the Convertible Shares would, in the aggregate, represent more than 20% of the common shares of the Company ("Common Shares") outstanding after giving effect to such exchange and conversion if such exchange and conversion were not otherwise restricted pursuant to the terms of agreements between the Shareholders and the Company and by the articles of the Company;

          AND WHEREAS the Shareholders and the Company are desirous of entering into this Agreement to secure the listing of the Common Shares issuable on the exchange of the Exchangeable Shares and on the conversion of the Convertible Shares on The Toronto Stock Exchange and to derive the benefits of such listing, and for the purpose of ensuring that the holders from time to time of the Common Shares will not be deprived of any rights under applicable take-over bid legislation to which they would have been entitled in the event of a take-over bid if the Edwards Shares and the Common Shares were of a single class of shares.

          AND WHEREAS the Shareholders and the Company desire to constitute the Trustee as a trustee for the holders from time to time of the Common Shares to the intent that such holders, through the Trustee, will receive the benefits of the covenants of the Shareholders and the Company contained in this Agreement;

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and agreements herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Subject to Sections 2, 3 and 20, the Shareholders shall not sell any Edwards Shares, directly or indirectly, pursuant to a take-over bid, as defined by applicable Canadian provincial securities legislation, under circumstances in which, having regard to the price per share at which the sale would take place (the "Sale Price"), securities legislation would have required the same offer or a follow-up offer to be made to holders of Common Shares if the sale had been of Common Shares (at the Sale Price per share) rather than Edwards Shares. For this purpose, it shall be assumed that the offer that would have resulted in such an assumed sale of Common Shares would have constituted a take-over bid under applicable securities legislation, regardless of whether this actually would have been the case, if, after giving effect to the purchase, the purchaser would, or would be deemed to, beneficially own or exercise control or direction over 20 percent or more of the outstanding Common Shares.

     2. Section 1 shall not apply to prevent a sale by a Shareholder of Edwards Shares pursuant to a take-over bid if:

(a) such sale is made pursuant to an offer to purchase the Edwards Shares made to all holders of the Edwards Shares, and an identical offer (in terms of price per share, percentage of outstanding shares to be taken up exclusive of shares owned immediately prior to the offer by the offeror, or associates or affiliates of the offeror, and in all other material respects) concurrently is made to purchase Common Shares, which identical offer has no condition attached other than the right not to take up and pay for shares tendered if no shares are purchased pursuant to the offer for the Edwards Shares; or

(b) there is a concurrent unconditional offer to purchase all of the Common Shares at an equivalent price per share at least as high as the highest price per share paid pursuant to the take-over bid for the Edwards Shares, and for the purposes of this Section 2 the varying of any term of an offer shall be deemed to constitute the making of a new offer.

     3. For greater certainty, any sale which would result in a direct or indirect acquisition of Edwards Shares or Common Shares, or in a direct or indirect acquisition of control or direction over such shares, other than an acquisition of shares of Edwards Lifesciences Corporation ("Edwards Corp."), the parent company of the Shareholders, the shares of which are currently listed and traded on the New York Stock Exchange and other than a sale where the purchaser is a wholly-owned , direct or indirect subsidiary of Edwards Corp., shall be construed to be a sale of such Edwards Shares or Common Shares, as the case may be, for the purposes of Section 1.

     4. Subject to Section 20, each Shareholder shall use its reasonable commercial efforts to prevent any person or company from carrying out a sale (including an indirect sale) described in Section 1 in respect of any Edwards Shares owned from time to time by that Shareholder, regardless of whether such person or company is a party to this Agreement, unless Clause 2(a) or 2(b) applies in respect of such sale.

     5. Subject to Section 20, if any person or company, other than a Shareholder, carries out a sale (including an indirect sale) described at
Section 1 in respect of any Edwards Shares owned from time to time by the Shareholders, and if neither Clause 2(a) nor 2(b) applies in respect of such sale, the Shareholders shall not at the time such sale becomes effective or thereafter do any of the following with respect to any of the Edwards Shares so sold: (a) dispose of them without the prior written consent of the Trustee, (b) convert them into or exchange them for Common Shares without the prior written consent of the Trustee; or (c) exercise any voting rights attaching to them except in accordance with the written instructions of the Trustee, and the Shareholders shall comply with such instructions. The Trustee may attach conditions to any consent the Trustee gives in exercising its rights hereunder. The Trustee shall exercise such rights in a manner that the Trustee considers, relying on the advice of counsel, to be consistent with the purpose of this Agreement, that the holders from time to time of the Common Shares will not be deprived of any rights under applicable take-over bid legislation to which they would have been entitled if the Edwards Shares and the Common Shares were a single class of shares.

     6. Subject to Section 20, the Shareholders shall not dispose of any Edwards Shares, directly or indirectly, unless the disposition is conditional upon the person or company acquiring the shares entering into an agreement in the form of this Agreement and under which such person or company shall have the same rights and obligations as have the Shareholders hereunder. Neither the exercise of the right of exchange pursuant to the Exchange Agreement dated as of May 24, 2000 by and between the Second Shareholder and the Company or the exercise of the right of conversion pursuant to the Convertible Shares, nor the subsequent sale of the Common Shares resulting from such exchange or conversion shall constitute a disposition of Edwards Shares for the purposes of this Section 6.

     7. Subject to Section 9, if and whenever the Trustee receives written notice from an interested party other than a Shareholder, stating in sufficient detail that they have reasonable cause to believe that the Shareholders or the Company may have breached, or may intend to breach, any provision of this Agreement, the Trustee shall make reasonable enquiry to determine whether such a breach has occurred or is intended and if the Trustee thereupon determines that such is the case the Trustee shall forthwith deliver to the Company a certificate stating that the Trustee has made such determination. The Trustee shall thereupon be entitled to take and, subject to Section 9, shall take such action as the Trustee considers reasonably necessary, relying on the advice of counsel, to enforce its rights under this Agreement on behalf of the holders of the Common Shares.

     8. Subject to Section 9, if and whenever holders of not less than 10% of the then outstanding Common Shares determine that the Shareholders or the Company have breached, or intend to breach, any provision of this Agreement, such holders may require the Trustee to take action in connection therewith by delivering to the Trustee a requisition in writing signed in one or more counterparts by such holders and setting forth the action to be taken by the Trustee, and upon receipt by the Trustee of such a requisition the Trustee, subject to Section 9, shall forthwith take such action as is specified in the requisition and any other action that the Trustee considers necessary, relying on the advice of counsel, to enforce its rights under this Agreement on behalf of the holders of the Common Shares. Upon receipt of the requisition, the Trustee shall deliver to the Company a certificate stating that the Trustee has received such requisition from the holders of outstanding Common Shares and that the holders have directed that action be taken.

     9. The obligation of the Trustee to take any action on behalf of the holders of the Common Shares shall be conditional upon the Trustee receiving from the Company or from one or more holders of Common Shares such funds and indemnity as the Trustee may reasonably require in respect of any costs of expenses which it may incur in connection with any such action. The Company shall provide such funds and indemnity to the Trustee if the Trustee has delivered to the Company the certificate referred to in Sections 7 or 8. Except as set out in Sections 7 and 8, nothing in this Agreement shall impose on the Trustee any obligation to make enquiries as to any breach or intended breach of this Agreement by the Shareholders or the Company.

     10. No holder of Common Shares shall have the right, other than through the Trustee, to institute any action or proceeding or to exercise any other remedy for the purpose of enforcing any rights arising from this Agreement unless holders of Common Shares shall have requested in the manner specified in Section 8 that the Trustee act and shall have provided reasonable funds and indemnity to the Trustee and the Trustee shall have failed to so act within 30 days after the provision of such funds and indemnity. In such case any holder of Common Shares acting on behalf of such holder and all other holders of Common Shares shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken.

     11. The Company shall do all things necessary to facilitate the due performance of this Agreement including the fulfilment by the Shareholders of their obligations hereunder.

     12. The Trustee may resign and be discharged from all further duties and obligations hereunder, subject to this Section 12, after giving 30 days' written notice to the Company or such shorter notice as the Company may accept as sufficient. In the event that the office of trustee becomes vacant, the Company shall forthwith appoint a new trustee which shall be a corporation authorized to carry on the business of a trust company in Ontario, failing such appointment, the Shareholders, the Trustee, at the expense of the Company, or any holder of Common Shares may apply to a judge of the Ontario Superior Court of Justice for the appointment of a new trustee. Upon any new appointment the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the trustee, but there shall be immediately executed, at the expense of the Company, necessary or desirable to assure such vesting. Any resignation of the Trustee shall not become effective until the successor party shall have executed an appropriate instrument accepting the appointment as the new trustee.

13. (i) The Shareholders and the Company hereby, jointly and severally, indemnify and save harmless the Trustee and its officers, directors, employees and agents from and against any and all liabilities, losses, costs, claims, actions or demands whatsoever which may be brought against the Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Agreement, save only in the event of the negligent action, the negligent failure to act, or the willful misconduct or bad faith of the Trustee. It is understood and agreed that this indemnification shall survive the termination or discharge of this Agreement or the resignation of the Trustee.

    (ii) The Trustee may employ or retain such counsel (which may be counsel to the Company), auditors, accountants, or other experts or advisors, as it may reasonably require for the purpose of determining and discharging its duties hereunder and will not be responsible for any misconduct or negligence on the part of any of them. The Trustee may, if it is acting in good faith, rely on the accuracy of any opinion or report delivered by such experts or advisors. The Company shall reimburse the Trustee for all reasonable fees, expenses and disbursements of such counsel or advisors.

   (iii) The Trust shall have no responsibility, if it is acting in good faith, for the genuineness or validity of any securities, documents or other things deposited with it. In the exercise of its rights, duties and obligations hereunder, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, written requests, consents, orders or other evidence made in any certificates or documents provided to it.

    (iv) The Trustee shall have the power to institute and maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interest and the interests of the holders of Common Shares subject to the provisions of Sections 8 and 9.

     (v) None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of its rights or powers hereunder.

     14. The Company shall pay the reasonable fees and expenses of the Trustee in connection with the performance of the Trustee's obligations hereunder, including the reasonable fees and disbursements of counsel, but this Section 14 shall not require the Company to pay any fees or expenses in connection with any action taken by the Trustee pursuant to Sections 7 or 8 if the Trustee has not delivered to the Company the certificate referred in Sections 7 or 8 in respect of such action.

     15. The Trustee hereby accepts the appointment as trustee for the holders from time to time of the Common Shares upon the terms and conditions herein set forth.

     16. This Agreement shall not be amended, and no provision thereof shall be waived, except with the approval of at least a majority of the votes cast by the holders of Common Shares present or represented at a meeting duly called for the purpose of considering such amendment or waiver.

     17. Any notice or other communication made pursuant to or in connection with this Agreement shall be sufficiently given if it is in writing and delivered or sent by registered mail, or by facsimile transmission or other form of recorded communication, to:

if to the Shareholders:    c/o Edwards Lifesciences Corporation
                           One Edwards Way
                           Irvine, California 92614
                           Attention: Associate General Counsel

if to the Company          World Heart Corporation
                           1 Laser St.
                           Nepean, Ontario
                           K2E 7V1
                           Attention: Secretary

if to the Trustee:         CIBC Mellon Trust Company
                           320 Bay Street, Ground Floor
                           Toronto, Ontario
                           M5H 4A6
                           Attention: V.P., Client Services

or to such other address as the party to whom such notice or communication is to be given shall have last designated to the party giving the same in the manner specified in this Section 17. Any such notice or communication shall be deemed to have been given and received on the day it is so delivered or sent.

     18. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

     19. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns, as applicable.

     20. The restrictions contained in Sections 1, 4, 5 and 6 shall only apply when the Edwards Shares, if converted and exchanged into and for Common Shares, would result in the Shareholders beneficially owning, in the aggregate, more than 20% of the Common Shares outstanding after giving effect to such conversion and exchange.

     21. This Agreement shall terminate on June 30, 2007.



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EDWARDS LIFESCIENCES LLC                       EDWARDS LIFESCIENCES (U.S.) INC.

By:  /s/ Michael A. Mussallem                  By:  /s/ Michael A. Mussallem
   Name:  Michael A. Mussallem                    Name:  Michael A. Mussallem
   Title:  President                              Title:  President

WORLD HEART CORPORATION                        CIBC MELLON TRUST COMPANY

By:  /s/ Ian W. Malone                         By:  /s/ Helen Kim
     Name:  Ian W. Malone                         Name:  Helen Kim
     Title:  VP Finance and CEO                   Title:  Authorized Officer

                                               By:  /s/ Maxine McDonald
                                                  Name:  Maxine McDonald
                                                  Title:  Authorized Officer